Exhibit 21


                              ORGANIZATIONAL CHART

           -----------------------------------------------------------
           |                  JACKSON HEWITT, INC.                   |
           -----------------------------------------------------------
              |                    |                         |
              | 100%               | 100%                    | Member/Manager
              |                    |                         |
    ----------------        -----------------         -------------------------
    |  ODEN, INC.  |        | HEWFANT, INC. |         | JH OF MEMPHIS, L.L.C. |
    |  ----------  |        | ------------- |         | --------------------- |
    |   Virginia   |        |   Virginia    |         |        Virginia       |
    ----------------        -----------------         -------------------------